UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2006, Energy Partners, Ltd. (the “Company”) announced that Mr. Timothy Woodall joined the Company on August 21, 2006 as an Executive Vice President and the Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this current report.

From October 2004 to July 2006, Mr. Woodall was employed by UBS Investment Bank as an Executive Director in their London based Energy Group. From August 2001 to August 2004, Mr. Woodall was employed by Credit Suisse First Boston as a Vice President (from August 2001 to January 2004) and Director (from January 2004 to July 2004) in their New York based Global Energy Group.

There are no family relationships between Mr. Woodall and any of the Company's directors or officers.

Pursuant to an offer letter dated July 11, 2006 (the “Offer Letter”), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Woodall agreed to the following, among other things:

•	A commencement of employment payment of $150,000.
•	A starting base salary of $250,000 annually.
•	An annual bonus target of 55% of base pay.
•
  A grant on the commencement date of his employment of an option with a ten year term to purchase 100,000 shares of Common
  Stock of the Company that will vest in one-third increments on each of the first three anniversaries of the date of grant at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant.

•	An award on the commencement date of his employment of 30,000 restricted share units that will vest on the third anniversary of the date of employment.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

  Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Offer Letter of Mr. Timothy Woodall, dated July 11, 2006.
99.1	Press Release dated August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 22, 2006

                ENERGY PARTNERS, LTD.

By:   /s/ John H. Peper
 John H. Peper
 Executive Vice President, General
 Counsel and Corporate Secretary